SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
August 27, 2008
(Date of Earliest Event Reported)
MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)
INDEPENDENT BANK CORP.
288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)
02370
(Zip Code)
NOT APPLICABLE
(Former Address of Principal Executive Offices)
(Zip Code)
781-878-6100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURE
Ex-99.1 Press release dated August 27, 2008
Ex-99.2 Subordinated Debenture Purchase Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On August 27, 2008 Rockland Trust Company, the wholly-owned bank subsidiary of registrant Independent Bank Corp., announced that it had issued $30 million of subordinated debt to USB Capital Resources Inc., a wholly-owned subsidiary of U.S. Bank National Association. Rockland Trust received the $30 million derived from the sale of the subordinated debenture on August 27, 2008, and intends to use the proceeds to support growth and for other corporate purposes. A copy of the Press Release announcing the subordinated debt issuance is attached hereto as Exhibit 99.1.
     The subordinated debenture, which qualifies as Tier 2 capital under Federal Deposit Insurance Corporation rules and regulations, was issued and sold through a private placement pursuant to a subordinated debt purchase agreement which includes customary representations, warranties, covenants, and events of default. The subordinated debenture matures on August 27, 2018. Rockland Trust may, with regulatory approval, redeem the subordinated debenture without penalty at any time on or after August 27, 2013. The interest rate for the subordinated debenture is fixed at 7.02% until August 27, 2013. After that point the subordinated debenture, if not redeemed, will have a floating interest rate determined, at the option of Rockland Trust, at either the then current: London Inter-Bank Offered Rate plus 3.00%; or, the U.S. Bank base rate plus 1.25%. A copy of the Subordinated Debenture Purchase Agreement is attached hereto as Exhibit 99.2.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: September 2, 2008	/s/ Edward Seksay EDWARD SEKSAY
GENERAL COUNSEL